UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2019

PreCheck Health Services, Inc.
(Exact name of registrant as specified in Charter)

Florida	001-37807	47-3170676
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

305 W. Woodard Street, Suite 221, Denison TX 75020

(Address of Principal Executive Offices)

(903) 337-1872

 (Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, Suite 1100

New York, New York 10105

Phone: (646) 895-7152

Fax: (646) 895-7238

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. 

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On May 1, 2019, the Company entered into an employment agreement with Mitch Ghen D.O., pursuant to which the Company agreed to employ Dr. Ghen as its chief science officer for a term commencing on June 1, 2019 and ending on May 31, 2024. As consideration for his services, the Company agreed to (i) pay Dr. Ghen a salary of $5,000 per month for the months of June through August 2019 and $10,000 per month thereafter; (ii) pay Dr. Ghen, if he assists in the placement of the Company’s product, $1,000 for each placement; (iii) if Dr. Ghen provides post-installation training,, $250 for each training session; (iv) if Dr. Ghen interprets the results of a PC8B report, $50 for each interpretation; (v) on May 31st of each year, commencing May 31, 2020 and ending May 31, 2024, provided he is then employed by the Company, the Company will issue to Ghen 150,000 shares of common stock; and (vi) on June 1 of each year, commencing June 1, 2020 and ending June 1, 2023, provided he is employed by the Corporation on that date, the Company will issue to Dr. Ghen a three-year warrant to purchase 150,000 shares of common stock at an exercise price of $1.00 per share. Dr. Ghen will work for us on a part-time basis.

Dr. Ghen is a physician, with a private practice in Boca Raton, Florida. Dr. Ghen holds a D.O. degree from Philadelphia College of Osteopathic Medicine, a master’s degree in biomechanical trauma from Lynn University and a Ph.D. in psychoneuroimmunology from The Union Institute and University. He is an international lecturer on oral and IV nutrition and stem cell transplantation. He is also a medical director for several natural medicine companies and a consultant for physicians worldwide.

Dr. Ghen is the co-author of “Advanced Guide to Longevity Medicine,” “The Ghen and Raine's Guide to Compounding Pharmaceuticals,” “The Anti-Aging Physicians' Handbook for Compounding Pharmaceuticals,” and “The Essentials and Science of IV Parenteral Medicine.” His soon-to-be-released book, “Look Good, Feel Good and Have Great Sex,” is the first in a series of books about better living.

Item 7.01 Regulation FD Disclosure

On May 2, 2019, the Company issued a press release announcing the appointment of Dr. Ghen as chief science officer. The press release is filed as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated May 2, 2019

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECHECK HEALTH SERVICES, INC.

Date: May 2, 2019	By:	/s/ Lawrence Biggs
Lawrence Biggs
Chief Executive Officer

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